UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 12, 2020
Date of Report (Date of earliest event reported)
DELEK LOGISTICS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35721		45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Units Representing Limited Partner Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
First Amendment to Credit Agreement
On August 12, 2020, Delek Logistics Partners, LP (the “Partnership”) and substantially all of its subsidiaries (together with the Partnership, the “Borrowers”) entered into a First Amendment (the “Amendment”) to its Third Amended and Restated Credit Agreement with Fifth Third Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the Lenders party thereto, which modifies the Third Amended and Restated Credit Agreement, dated as of September 28, 2018 (as amended, the “Credit Agreement”), by and among the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers from time to time party thereto.
Among other things, the Amendment:
•permits the exchange by Delek Logistics GP, LLC, the general partner of the Partnership (the “General Partner”) of (i) its 2.0% economic general partner interest in the Partnership and (ii) all of the incentive distribution rights in the Partnership for (x) a non-economic general partner interest in the Partnership, (y) newly issued limited partner interests in the Partnership and (z) cash in amount not to exceed $45,000,000; and
•modifies each of the Total Leverage Ratio (as defined in the Credit Agreement) and the Senior Leverage Ratio (as defined in the Credit Agreement) calculations to, in each case, reduce the Total Funded Debt (as defined in the Credit Agreement) component thereof by the total amount of unrestricted consolidated cash and cash equivalents on the balance sheet of the Partnership and its subsidiaries up to $20,000,000, which reduction will be applicable to calculations after the calculation of compliance with the Total Leverage Ratio and Senior Leverage Ratio for the quarter ended June 30, 2020.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Exchange Agreement
On August 13, 2020, the Partnership entered into an Exchange Agreement (the “Exchange Agreement”) with the General Partner. Pursuant to the Exchange Agreement, the General Partner exchanged (a) its 2.0% economic general partner interest in the Partnership and (b) all of the outstanding incentive distribution rights in the Partnership for (1) a non-economic general partner interest in the Partnership and (2) total consideration consisting of (x) $45 million in cash and (y) 14,000,000 newly issued common units representing limited partner interests in the Partnership (together, the “Restructuring Transactions”).
The Exchange Agreement contains representations, warranties and covenants customary for an agreement of this type. The closing of the Restructuring Transactions occurred simultaneously with the execution of the Agreement on August 13, 2020.
The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.
Relationships
Prior to the Restructuring Transactions, Delek US Holdings, Inc. (“Delek US”) owned a 70.5 % limited partnership interest in the Partnership and a 94.8% interest in the General Partner, which owned the entire 2.0% general partner interest and all incentive distribution rights in the Partnership. Ezra Uzi Yemin, the Chairman of the Board, Chief Executive Officer and President of Delek US and the Partnership, and Frederec Green, the Executive Vice President, Corporate Development, of Delek US and the Partnership, owned the remaining 5.0% and 0.2% interest, respectively, in the General Partner. Each of the Partnership and the General Partner is a direct or indirect subsidiary of Delek US. As a result, certain individuals, including officers and directors of Delek US and the General Partner, serve as officers and/or directors of the Partnership. Additionally, the Partnership and Delek US have certain commercial relationships as further described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019.
Conflicts Committee
The Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”), which is comprised solely of independent directors, authorized and approved the Restructuring Transactions and the Exchange Agreement pursuant to the Partnership’s First Amended and Restated Agreement of Limited Partnership (as amended, the “Partnership Agreement”) and the General Partner’s Related Party Transactions Policy. The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating, negotiating and acquiring the assets and documentation connected to the Restructuring Transactions. In approving the Restructuring Transactions, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership was fair to the Partnership and its subsidiaries and the unaffiliated common unitholders of the Partnership from a financial point of view.
Item 3.02  Unregistered Sales of Equity Securities.
The description in Item 1.01 above of the Partnership’s issuance of common units representing partner interest (the "Restructuring Common Units") to the General Partner in connection with the Restructuring Transactions pursuant to the Exchange Agreement is incorporated by reference into this Item 3.02, insofar as such information relates to the sale of unregistered securities.  The sale and issuance of the Restructuring Common Units in connection with the Restructuring Transactions is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 13, 2020, in connection with the completion of the Restructuring Transactions, the Board of the General Partner adopted the Second Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP (the “Second Amended and Restated Partnership Agreement”), effective upon adoption. The Second Amended and Restated Partnership Agreement amends and restates the Partnership Agreement to provide for, among other things, the cancellation of the Incentive Distribution Rights (as defined in the Partnership Agreement) and the conversion of the economic General Partner Interest (as defined in the Partnership Agreement) into a non-economic general partner interest in the Partnership. The Second Amended and Restated Partnership Agreement also increases from 80% to 85% the ownership threshold that enables the General Partners and its affiliates to exercise the General Partner’s right to purchase all, but not less than all, of the remaining Delek Logistics common units. The threshold will return to 80% automatically upon the ownership of common units by the General Partner and its affiliates falling below 77% of the outstanding common units.
On August 13, 2020, the limited liability company agreement of the General Partner was also amended and restated (as so amended and restated, the “GP LLC Agreement”) to reflect, among other things, the elimination of provisions related to its ownership of Incentive Distribution Rights.
The foregoing description of the Second Amended and Restated Partnership Agreement and the GP LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Partnership Agreement and the GP LLC Agreement, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
On August 13, 2020, the Partnership issued a press release announcing the Restructuring Transactions discussed above. A copy of the press release is attached as Exhibit 99.1.
The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Partnership or any of its affiliates.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

3.1	Second Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP, dated August 13, 2020.

3.2	Fourth Amended and Restated Limited Liability Company Agreement of Delek Logistics GP, LLC, dated August 13, 2020.

10.1
First Amendment to Third Amended and Restated Credit Agreement, dated as of August 12, 2020, by and among Delek Logistics Partners, LP and each other borrower referenced therein, as borrowers, Fifth Third Bank, National Association, as Administrative Agent, and the Lenders party thereto.

10.2	Exchange Agreement, dated as of August 13, 2020, by and between Delek Logistics Partners, LP and Delek Logistics GP, LLC.

99.1	Press release issued August 13, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2020	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)